The Shareholders of Beijing Telestone Wireless Telecommunication Company Limited

and

Beijing Telestone Technologies Co., Ltd.

LOAN AGREEMENT

Dated Nov 22, 2010

Loan Agreement

THIS LOAN AGREEMENT (hereinafter referred to as "this Agreement") is executed by and among the following Parties on Nov 22, 2010 in Beijing, China:

(1) **All shareholders of Beijing Telestone Wireless Telecommunication Company Limited (hereinafter collectively referred to as "Party A" or "Borrowers")**

Name of the Shareholders	Shareholding Ratio	ID Card No.	Contact Address
Zhang Yongjun	30%	110105196908271856	Room 302, Unit 3, Building 3 North Toutiao, Tuanjiehu, Chaoyang District, Beijing China
Pan Guobin	40%	120103631004451	Room 105, Building 68, Huidui Jingzhili, Hexi District, Tianjin China
Wang Jianjun	30%	652322197105210012	Room 04, Floor 20, Building 6, No.54 East Third Ring South Road, Chaoyang District, Beijing China

(2) **Beijing Telestone Technologies Co., Ltd. (hereinafter referred to as "Party B" or "Lender")**

Legal Representative: Han Daqing

Registered Address: Room 102U, No.3 Xijing Road, Badachu High Technology Park, Shi Jingshan District, Beijing China

(3) **Han Daqing (hereinafter referred to as "Party C")**

ID card No.: 130104196404222118

Registered Address: Room 1606, Building 1, No. 80 Guang Anmen South Street, Xuanwu District, Beijing China

(4) **Luo Zhengbin (hereinafter referred to as "Party D")**

ID card No.: 130104400127211

Registered Address: Room 501, Unit 2, Building 2, Yard 38, NanWei Rd. XuanWu District, Beijing China

In this Agreement, each of Party A and Party B shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

Whereas:

(1) Beijing Telestone Wireless Telecommunication Company Limited (hereinafter referred to as the "Company") is a domestic company duly organized and validly existing under the laws of China. And the Borrowers legally hold 100% of the equity interests in the Company;

(2) Party B, as a wholly foreign-owned enterprise, is duly organized and validly existing under the PRC Laws;

(3) Party B entered into Proxy Agreement with Han Daqing and Luo Zhengbin dated on June 12, 2005 (hereinafter referred to as "Proxy Agreement I"), pursuant to which Han Daqing and Luo Zhengbin hold 100% of the equity interests in the Company in the interest of Party B and Party B provided respectively RMB 8,000,000 and RMB 2,000,000 to Han Daqing and Luo Zhengbin as their capital contribution to the Company; and Han Daqing and Luo Zhengbin respectively entered into a Capital Contribution Transfer Agreement with Party A dated on July 1, 2009, pursuant to which Han Daqing and Luo Zhengbin transferred their respective contribution in the Company to Party A, and on the same day, Party A entered into Proxy Agreement with Party B (hereinafter referred to as "Proxy Agreement II"), pursuant to which Party A holds 100% of the equity interests in the Company in the interest of Party B.

(4) Han Daqing and Luo Zhengbin hereby confirm that they have assigned the rights and obligations under Proxy Agreement I to Party A, and Proxy Agreement I has been terminated as the date hereof; and Party A also confirm that it has succeeded such rights

and obligations under Proxy Agreement I;

(5) Now, Party A and Party B intend to reconfirm its respective rights and obligations regarding the loan.

NOW THEREFORE, through friendly negotiations, the Parties have mutually agreed to execute this Agreement with respect to the loan upon the following terms:

Article 1 Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1 "PRC" refers to the People's Republic of China, solely for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province.

1.2 "PRC Laws" refers to all PRC laws, administrative regulations and government rules in effect.

1.3 "RMB" or "¥" refers to the legal currency within the PRC.

1.4 "Loan" refers to the Total Principal to be loaned to the Borrowers by the Lender in accordance with Article 2 hereunder.

1.5 "Shareholder" refers to each of the Shareholders in the Company.

1.6 "Equity" or "Equity Interests" refers to the equity interests in the Company.

1.7 "Equity Transfer" refers to the assignment of Equity Interests in the Company held by Party A to Party B or its designated third party in accordance with the provisions of the exclusive purchase option agreement entered into by and among the Parties and the Company dated on Nov 22, 2010 (hereinafter referred to as the "Exclusive Purchase Option Agreement").

1.8 "Asset Transfer" refers to the assignment of the assets, whole or part, of the Company by the Company to Party B or its designated third party in accordance with the provisions of the Exclusive Purchase Option Agreement.

1.9 "Consideration for Equity Transfer" has the meaning set forth in Article 5 of this Agreement.

1.10 "Consideration for Assets Transfer" has the meaning set forth in Article 5 of this Agreement.

Article 2 Total Principal

2.1 On July 1, 2009, Party A borrowed RMB 10,000,000 from Party B (hereinafter referred to as the "Total Principal"), and the amount and ratio of the loan to be made to each Shareholder are as set forth in the following table:

Name of the Shareholders	Amount of the Loan	Percentage of Total Principal (%)
Zhang Yongjun	3, 000,000	30%
Pan Guobin	4, 000,000	40%
Wang Jianjun	3, 000,000	30%

Article 3 Term of the Loan

3.1 Unless otherwise provided by the Parties, the term of the loan shall begin from the date when party A obtained the Loan and expire when the Loan is paid off by the Borrowers in accordance with the provisions of Article 5 hereunder.

Article 4 Loan Interest

4.1 Except as provided in Section 4.2 hereunder, the Loan hereunder shall be interest-free.

4.2 In the event that Equity Transfer or Asset Transfer under Article 5 occurs, if the Consideration for Equity Transfer or the Consideration for Asset Transfer, in accordance with Article 5 hereof, is higher than the Total Principal subject to the requirements of then applicable PRC Laws or for any other reason, the balance shall be deemed as a loan interest or capital utilizing fees of the Loan (hereinafter referred to as "Interest") to the largest extent permitted by the PRC Laws, and shall be paid to Party B by Party A together with loan principal.

Article 5 Loan Repayment

5.1 The Loan shall be repaid upon receipt of written notice sent by Party B to Party A (hereinafter referred to as the "Repayment Notice"), which shall give Party A an instruction on the method of repayment pursuant to Section 5.3 hereof.

5.2 The Repayment Notice shall indicate the term of repayment, which shall be adjusted

from time to time by Party B in accordance with the provisions of PRC Laws regarding equity transfer or asset transfer (hereinafter referred to as the "Repayment Term").

5.3 Except as provided otherwise by the Repayment Notice, Party A shall make payment to Party B during the Repayment Term in the following method:

5.3.1 In the event of any Equity Transfer occurs, Party A shall pay to Party B all of the after-tax consideration for the Equity Transfer (including the Total Principal and Interest of the Loan, if applicable) (hereinafter referred to as the "Consideration for Equity Transfer") as a repayment to the Loan;

5.3.2 In the event of any Asset Transfer occurs, Party A shall procure the Company to distribute to Party A the profits accrued from all of the consideration for the Asset Transfer to the largest extent permitted by the PRC Laws by adopting a profit distribution plan and shall pay to Party B such all after-tax profits (hereinafter referred to as the "Consideration for Asset Transfer") as a repayment to the Loan.

5.4 If the Consideration for Equity Transfer or Consideration for Asset Transfer is lower than the Total Principal, Party A shall be exempted from repaying the balance between them.

Article 6 Representations and Warranties of the Borrowers

6.1 Party A makes the following representations and warranties to Party B that as of the execution date of this Agreement,

6.1.1 Party A legally holds 100% of the Equity in the Company;

6.1.2 except the restrictions on the Equity as provided in the Exclusive Purchase Option Agreement and Equity Pledge Agreement, the Equity shall not be subject to any pledge or other forms of encumbrances;

6.1.3 there are no material debts which will adversely affect the Equity;

6.1.4 the execution of this Agreement by Party A shall not be in violation of the articles of association of the Company.

6.2 Party A makes the following representations and warranties to Party B that during the term of this Agreement,

6.2.1 except the restrictions on the Equity as provided in the Exclusive Purchase Option Agreement and Equity Pledge Agreement, without Party B's prior written consent, Party A shall not transfer, sell or otherwise dispose of the assets or

incomes of the Company and shall not set forth mortgage or other forms of encumbrances on such assets or incomes;

6.2.2 without Party B's prior written consent, Party A shall not supplement or amend the articles of association of the Company in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of the Company in any manner;

6.2.3 without Party B's prior written consent, Party A shall not procure the Shareholders' general meeting to approve for the resolutions on the dissolution, liquidation and change of legal form of the Company and its subsidiaries wholly owned or controlled by the Company;

6.2.4 without Party B's prior written consent, Party A shall not procure the Shareholders' General Meeting to approve for any profit distribution plan, nor shall it accept such distributed dividend; at Party B's request, Party A shall promptly approve for profit distribution proposal and accept such distributed dividend;

6.2.5 at Party B's request, Party A shall provide Party B with all information regarding the business operation and financial condition of the Company;

6.2.6 without Party B's prior written consent, Party A shall not bear or succeed to any material debts which may adversely affect its Equity Interests in the Company;

6.2.7 Party A shall appoint, and appoint only, the candidates nominated by Party B to the board of directors of the Company, and shall not replace such candidates without Party B's prior written consent;

6.2.8 without Party B's prior written consent, Party A shall not procure the Board of Directors of the Company to approve any acquisition by, any consolidation with, or any investment in any third party;

6.2.9 Party A shall promptly notify Party B of any pending or threatened lawsuit, arbitration or administrative dispute which involve the assets, business or incomes of the Company, and shall take positive measures against aforesaid lawsuits, arbitrations or administrative dispute to protect the interest of the Company;

6.2.10 without Party B's prior written consent, Party A shall not take any actions that may adversely affect the assets, business operation, debts and liabilities of the Company;

6.2.11 Party A shall strictly comply with the provisions of this Agreement, and

effectively perform its obligations hereunder, and shall be prohibited from taking any action which may affect the validity or enforceability of this Agreement.

6.3 Party A makes the following representations and warranties to Party B that it as the shareholders of the Company will make every effort to procure that

6.3.1 without Party B's prior written consent, the Company shall not supplement or amend the articles of association or important rules of the Company and its subsidiaries wholly-owned or controlled by the Company in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of the aforesaid entities in any manner;

6.3.2 the Company shall prudently and effectively maintain its business operations in accordance with the optimality principles in finance and operation management so as to maintain or increase the value of its assets;

6.3.3 unless as required necessary for the business operation of the Company or upon Party B's prior written consent, the Company shall not transfer, sell or otherwise dispose of its lawful assets or incomes, nor shall it place any encumbrance on its assets or incomes in the form of pledge or in other ways that would affect Party B's security interests;

6.3.4 the Company shall not bear or succeed to any debts or liabilities unless as required necessary for the business operation of the Company or upon Party B's prior written consent;

6.3.5 without Party B's prior written consent, the Company shall not enter into any material contract (exceeding RMB500,000 in value);

6.3.6 without Party B's prior written consent, the Company shall not provide any loans or guaranty to any third party;

6.3.7 at Party B's request, the Company shall provide Party B with all information regarding its business operation and financial condition;

6.3.8 without Party B's prior written consent, the Company shall not acquire or consolidate with any third party, nor shall it invest in any third party;

6.3.9 the Company shall promptly notify Party B of any pending or threatened lawsuit, arbitration or administrative dispute which involve its assets, business or incomes, and take positive measures against aforesaid lawsuit, arbitration or administrative dispute;

6.3.10 without Party B's prior written consent, the Company shall not distribute any dividends to the Shareholders in any manner, and at Party B's request, the Company shall promptly distribute all distributable dividends to the Shareholders;

6.3.11 without Party B's prior written consent, the Company shall not take any action that would materially affect its assets, businesses or liabilities.

Article 7 Guaranty of the Loan

7.1 To secure the repayment of the Loan under this Agreement, Party A agrees to pledge all the Equity in the Company to Party B, and both Parties agree to further execute the Equity Pledge Agreement.

Article 8 Tax and Expense

8.1 The taxes and expenses arising from the execution and performance hereof shall be borne respectively by the Parties in accordance with the PRC Laws.

8.2 Party B shall pay taxes and expenses arising from exemption of repayment in accordance with Section 5.4 hereof (if applicable).

Article 9 Assignment

9.1 Party A shall not transfer to any third party part or all of the rights and obligations under this Agreement without Party B's prior written consent.

9.2 The Parties agree that Party B is entitled to transfer to any third party part or all of the rights and obligations under this Agreement at its discretion and by giving six (6) days' prior written notice to Party A.

Article 10 Liability of the Borrowers for breach of this Agreement

10.1 If Party A violates any of the representations and warranties in Article 6 of this Agreement or other provisions under this Agreement, and fails to rectify within sixty (60) days after receipt of Party B's written notice, Party B shall be entitled to require Party A to promptly repay the loan.

10.2 If Party A delay in payment, it shall pay to Party B 0.03% of the unpaid principal of the loan as breach penalty for each day of delay; and Party B shall be entitled to excise the Right of Pledge under the Equity Pledge Agreement if Party A delays in payment for

Article 11 Effectiveness, Modification and Cancellation

11.1 This Agreement shall take effect on the date of execution hereof by Party A and the duly authorized representatives of Party B with seal.

11.2 The modification of this Agreement shall come into effect after mutually negotiated and signed by the Parties. If the Parties could not reach an agreement, this Agreement remains effective.

11.3 This Agreement shall be terminated upon signing an agreement through negotiation by the Parties. And Party B shall be entitled to terminate this Agreement by giving thirty (30) days' prior notice to Party A.

11.4 Party A shall in no event unilaterally terminate this Agreement.

Article 12 Confidentiality

12.1 Any information, documents, data and all other materials arising out of the negotiation, signing, and performance of this Agreement, or relating to the terms of this Agreement or of other Parties that become available to the Party during the performance of this Agreement (hereinafter referred to as "Confidential Information") shall be kept in strict confidence by the Parties. Without written approval by the other Parties, any Party shall not disclose to any third party any Confidential Information, but the following circumstances shall be excluded:

12.1.1 such information that is in the public domain (which do not include the information disclosed by the receiving party);

12.1.2 such information required to be disclosed subject to the applicable laws or the rules or regulations of any stock exchange; or

12.1.3 such information disclosed by each Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties same to the duties in this section. Disclosure of any Confidential Information by the staff members or agency hired by any Party shall be deemed disclosure of such Confidential Information by such Party, which Party shall be held liable for breach of this Agreement.

12.2 This Article shall survive whatever this Agreement is invalid, amended, revoked,

terminated or unable to implement by any reason.

Article 13 Force Majeure

13.1 "Force Majeure" shall mean any event which is unforeseeable, unavoidable notwithstanding the reasonable care of the Party affected and beyond the reasonable control of such Party, and shall include but not limited to such nature disasters as earthquake, flood or fire, and such social emergences as government acts, strikes or riots.

13.2 In the event of Force Majeure, the Party affected by Force Majeure shall promptly notify the other Parties advising of such event in a most convenient way and provide the other Parties detailed written report and notarized documents issued by the local notary office where such event arises within fifteen (15) days after occurrence of such event, and shall take utmost reasonable practicable measures to remove the negative effects of such event and minimize losses of the other Parties accrued from such event. Any Party affected by Force Majeure shall be excused from its liabilities for breaching this Agreement. The Parties agree to resume performance under this Agreement whenever such event disappears.

Article 14 Applicable Law and Dispute Resolution

14.1 Such matters as effectiveness, interpretation, performance and the resolution of dispute of this Agreement shall be governed by the PRC Laws.

14.2 Any dispute arising out of or relating to any provision of this Agreement shall be resolved amicably through negotiation by the Parties. If the Parties have not reached an agreement within thirty (30) days after such dispute arises, either Party may submit such dispute to Beijing Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration award shall be final and binding on the Parties.

14.3 During the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to perform their respective obligations under this Agreement.

Article 15 Miscellaneous

15.1 The Proxy Agreement II terminates as the date hereof.

15.2 The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior

or contemporaneous oral or written agreements and understandings.

15.3 The successors to the Parties and the transferees acceptable in accordance with this Agreement shall be subject to this Agreement and shall enjoy the rights and assume the obligations hereunder.

15.4 Any notice under this Agreement shall be delivered to the address and number of such Party set forth below by personal delivery, facsimile transmission or registered airmail, or the changed address and number informed in writing by the other Party. It shall be deemed given when (i) the 5th day if being sent by registered airmail; (ii) the day after the day of dispatch if delivering personally or by facsimile. If delivering by facsimile, it is required to email the original to the other Parties by registered airmail or by personal delivery.

The Representative designated by Party A: Wang Jianjun

Address: 10F, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing China

Post code: 100040

Tel: 8610-68608335 Fax: 8610-68608332

Party B

Contact Person: Han Daqing

Address: 10F, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing China

Post code: 100040

Tel: 8610-68608335 Fax: 8610-68608332

15.5 This Agreement is written in both Chinese and English language in seven counterparts, Party A having three counterparts, Party B having one counterpart, Party C having one counterpart, and Party D having one counterpart, each of which will be deemed an original, which together will constitute one and the same instrument; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

[*Signature page follows*]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered as of the date first above written.

Party A: All shareholders of Beijing Telestone Wireless Telecommunication Company Limited

Signature:____________________

Zhang Yongjun

Signature:____________________

Pan Guobin

Signature:____________________

Wang Jianjun

Party B: Beijing Telestone Technologies Co., Ltd.

Legal Representative (or authorized representative): Han Daqing

Signature and Company Seal:____________________

Party C: Han Daqing

Signature:____________________

Party D: Luo Zhengbin

Signature:____________________